Prospectus Supplement                             Filed pursuant to
                                                    Rule 424(b)(3)
May 26, 1999                             SEC File Number 333-35429
(TO PROSPECTUS DATED DECEMBER 1, 1997)




The Prospectus dated December 1, 1997 (the "Prospectus") relating to the resale from time to time by the holders (the "Selling Securityholders") of up to $57,500,000 aggregate principal amount of 7% Convertible Subordinated Notes due 2004 (the "Notes") of Atlantic Coast Airlines Holdings, Inc., a Delaware corporation (the "Company"), and the resale of shares of common stock, par value $.02 per share (the "Common Stock") of the Company issuable upon conversion thereof (the "Conversion Shares") is hereby amended as follows:


The following entity is hereby named as a Selling Securityholder as contemplated on page 30 of the Prospectus:

                              Principal Amount         Percent of Total
Selling Securityholder         of Notes Owned          Outstanding Notes+

University of Rochester               $18,000              *






_______________________
+    Percentage is based on original amount outstanding.
*    Less than one percent.